Exhibit 10.50

AMENDED AND RESTATED REORGANIZATION AGREEMENT

This Amended and Restated Reorganization Agreement (this “Agreement”), dated as of August 26, 2014, is made by and among U.S. Dry Cleaning Services Corporation, a Delaware corporation (the “Company”), Setal 1, LLC, Setal 2, LLC, Setal 3, LLC, Setal 4, LLC, Setal 5, LLC and Setal 6, LLC (collectively, “Setals 1-6”), Setal 7, LLC (“Setal 7”), Setal 8 Trust (“Setal 8”), Setal 9 Trust (“Setal 9”), Setal 10 Trust (“Setal 10”), Setal 11, LLC (“Setal 11”), Park Place Services (“Park Place” and together with Setals 1-6, Setal 7, Setal 8, Setal 9, Setal 10 and Setal 11, the “Setal Entities”), and the holders of the Company’s 10% Subordinated Secured Convertible Debentures listed on Exhibit A-1, attached hereto (“Other Subordinated Debenture Holders” and together with Setals 1-6, the “Subordinated Debenture Holders”).

W I T N E S SE T H

WHEREAS, the Company had previously entered into that certain Reorganization Agreement, dated January 17, 2014 with the Setal Entities (“Original Agreement”);

WHEREAS, the Other Subordinated Debenture Holders were inadvertently not included in the Original Agreement;

WHEREAS, the Company and Debt Holders (defined below) wish to amend and restate the Original Agreement to include the Other Subordinated Debenture Holders and to make other modifications to accurately reflect the intentions of the parties;

WHEREAS, on June 19, 2014, the Company effected a one-for-sixteen reverse stock split of its common and restricted common stock and a proportional adjustment to the conversion ratios for its Series A convertible preferred stock, convertible debt, and warrant agreements (“Reverse Stock Split”);

WHEREAS, the terms contemplated by this Agreement do not take into account the Reverse Stock Split or any adjustments made due to the Reverse Stock Split;

WHEREAS, the Company has previously entered into and borrowed funds under the following debt instruments with certain of the Setal Entities and Other Subordinated Debenture Holders:

•      10% Subordinated Secured Convertible Debentures, issued to the Subordinated Debenture Holders on September 23, 2011, in the aggregate principal amount of $9,100,000 the (“Subordinated Debentures”);

•      10% Senior Secured Original Issue Discount Convertible Debentures Due September 23, 2013, issued to certain investors including Setal 7 in separate closings on September 23, 2011 and September 27, 2011, in the aggregate principal amount of $5,720,000 (“September Debentures”);

•      10% Senior Secured Original Issue Discount Convertible Debenture due March 31, 2015, originally issued to Wattles Capital Management, LLC on February 23,

2012 and subsequently purchased by Setal 10 on September 9, 2013, in the aggregate principal amount of $549,890 (“WCM Note”);

•      10% Senior Secured Original Issue Discount Convertible Debenture due March 31, 2015 issued to Setal 9 Trust on August 22, 2012, in the original principal amount of $550,000 (“Setal 9 Note”);

•      Loan and Security Agreement, dated November 6, 2012, by and between the Company and Setal 8 Trust, with current outstanding advances of $100,000 (the “Arizona Loan”);

•      Loan and Security Agreement, dated January 3, 2013, by and between the Company and Setal 8 Trust, with current outstanding advances of $300,000 (the “Riverside Loan”); and

•      Loan and Security Agreement, dated August 16, 2013, by and between the Company and Setal 8 Trust, with current outstanding advances of $400,000 (the “Short Term Loan”).

WHEREAS, concurrently with the execution of the Original Agreement, the Company and Setal 11 entered into a Loan and Security Agreement, substantially in the form attached hereto as Exhibit B (the “New Senior Secured Loan”), pursuant to which Setal 11 agreed to advance to the Company one or more term loans in an aggregate principal amount of not less than $2,395,495.53 nor more than $4,000,000;

WHEREAS, in connection with, and as a condition to, the closing of New Senior Secured Loan the parties hereto have agreed to, among other things, (i) restructure the priority of the existing security interests of the Company’s debt holders, (ii) amend certain material terms of the Arizona Loan, Riverside Loan, and Short Term Loan to match those of the New Senior Secured Loan, (iii) exchange the Subordinated Debentures for shares of the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), with such rights and preferences as set forth in the Restated Certificate of Incorporation of U.S. Dry Cleaning Services Corporation, substantially in the form attached hereto as Exhibit C (the “Restated Certificate”), and shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (iv) issue restricted shares of Common Stock to Setal 11, (v) confirm the issuance of shares of the Company’s Common Stock to management, (vi) establish the right of the Setal Entities to appoint members to the Company’s Board of Directors (the “Board”) and (vii) identify the indemnification provided by the Company to the Setal Entities and others, all on such terms as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the New Senior Secured Loan.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

a.             “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

b.             “Board” means the Company’s board of directors.

c.             “Conversion Shares” means shares of Common Stock issuable upon conversion of Series A Preferred Stock.

d.             “Debt Holders” means collectively the Setal Entities and Other Subordinated Debenture Holders.

e.             “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

f.             “Effective Date” means January 17, 2014.

g.             “Fully Diluted Outstanding Shares of Common Stock” means all outstanding shares of Common Stock, all shares of Common Stock issuable upon the exercise of any outstanding options, warrants or other rights to purchase shares of Common Stock, all shares of Common Stock issuable upon conversion of all outstanding equity or debt securities convertible into Common Stock, any shares of Common Stock issued as payment on or settlement of any debt existing prior to October 31, 2013, all shares of Common Stock issuable under or authorized by the First Amended Joint and Consolidated Chapter 11 Plan of Reorganization dated September 14, 2011, as further modified, and all shares issuable under this Agreement.

h.             “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

i.              “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

j.              “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

k.             “Subordinated Debenture Pro Rata Portion” means, for any Subordinated Debenture Holder, as of Effective Date, a fraction determined by dividing (a) the outstanding principal amount and accrued and unpaid interest on the Subordinated Debentures held by such Subordinated Debenture Holder by (b) the aggregate outstanding principal amount and accrued and unpaid interest held by all of the Subordinated Debenture Holders.

l.              “Transaction Documents” means this Agreement, the New Senior Secured Loan, the Intercreditor Agreement, the Amendments to Existing Debt, the Voting Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

m.           “Treasury Regulations” means the regulations of the United States Treasury Department promulgated under the Code.

2.             Restructuring of Secured Debt Obligations.  Concurrently with the execution of the New Senior Secured Loan, the Company and the Setal Entities hereby agree to enter into that certain Intercreditor Agreement, substantially in the form attached hereto as Exhibit D (the “Intercreditor Agreement”), to establish a priority of liens on the assets of the Company used to secure the following debt obligations and to establish the same priority with respect to any distribution of the assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company:

a.             First, the most senior class of debt obligations of the Company shall consist of the following:

i.              up to $750,000 in operating leases and/or loans secured by accounts receivable, inventory, and equipment,

ii.             10% Senior Secured Promissory Notes issued to certain professionals and advisors to the Company as partial payment for services rendered in an original aggregate principal amount not to exceed $406,886, and

iii.            all obligations to pay when due any principal, interest, and other amounts created by any of the instruments issued by Maker in connection with any Approved Acquisitions;

b.             Second, the next class of debt obligations of the Company, on a pari passu basis, shall consist of:

i.              WCM Note;

ii.             Setal 9 Note;

iii.            Arizona Loan;

iv.            Riverside Loan; and

v.             New Senior Secured Loan; and

c.             Finally, the third class of debt obligations of the Company shall consist of the September Debentures.

3.             Amendments to Existing Debt.  Concurrently with the execution of the New Senior Secured Loan, (i) the Company and Setal 8 (with respect to the Arizona Loan and Riverside Loan), shall enter into amendments to the Arizona Loan and Riverside Loans, substantially in the form attached hereto as Exhibit E-1 (the “Amendment to Loans”) in order to (a) conform the maturity date of these obligations to that of the New Senior Secured Loan, (b) revise the interest rates and cash coupons of these obligations to match those of the New Senior Secured Loan, (c) amend the definition of the “Collateral” applicable to the security interests of the obligations to conform to the definition of “Collateral” used in the New Senior Secured Loan, and (d) add the payment of a claim on the Key Man Life Insurance (as defined below in Section 8 below) as an Event of Default (as defined in the Arizona and Riverside Loans) and (ii) the Company and Setal 7 (with respect to the September Debentures), Setal 9 (with respect to the Setal 9 Note), and Setal 10 (with respect to the WCM Note), shall enter into amendments to the September Debentures, Setal 9 Note and WCM Note, substantially in the forms attached hereto as Exhibits E-2 (the “Amendments to Notes”, and together with the Amendment to Loans, the “Amendments to Existing Debt”), to add the payment of a claim on the Key Man Life Insurance as an Event of Default (as defined in the September Debentures, Setal 9 Note, and WCM Note).

4.             Exchange of Subordinated Debentures.

a.             Mandatory Exchange.  On the Effective Date, the Subordinated Debenture Holders shall exchange all Subordinated Debentures held by the Subordinated Debenture Holders for shares of Series A Preferred Stock an aggregate of 21,262,500 shares of Common Stock (collectively, the “Exchanges”).

b.             Mechanics of Exchanges.

i.              Exchange Shares Issuable.  The number of shares of Series A Preferred Stock issuable to each of the Subordinated Debenture Holders upon an Exchange hereunder (the “Exchange Preferred Shares” and together with the Exchange Preferred Shares, the “Exchange Shares”) shall be determined by the quotient obtained by dividing (x) the outstanding principal amount and accrued and unpaid interest on the Subordinated Debentures held by each such Subordinated Debenture Holder as of the Effective Date by (y) $2.00 (the “Exchange Price”), and as set forth on Exhibit A-2. The number of shares of Common Stock issuable to each of the Subordinated Debenture Holders upon an Exchange hereunder (the “Exchange Common Shares” )shall be equal to the Subordinated Debenture Pro Rata Portion of the total aggregate of 21,262,500 shares of Common Stock to be issued to all Subordinated Debenture Holders, and as set forth on Exhibit A-3, attached hereto.

ii.             Delivery of Certificates Upon Exchange.  Not later than 10 Business Days after the Effective Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, certificates representing the Exchange Shares.

iii.            Reservation of Shares Issuable Upon Exchange.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Series A Preferred Stock (and Conversion Shares) for the sole purpose of issuance upon Exchange of the Subordinated Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of the Subordinated Debentures, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the Exchange of all the Subordinated Debentures. The Company covenants that all shares of Series A Preferred Stock (and Conversion Shares) that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

iv.            Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the Exchange of any Subordinated Debenture.  As to any fraction of a share which a holder of a Subordinated Debenture would otherwise be entitled upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exchange Price or round up to the next whole share.

v.             Transfer Taxes.  The issuance of certificates for shares of Preferred Stock and Common Stock on Exchange of the Subordinated Debenture shall be made without charge for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon Exchange in a name other than that of the holder of the submitted Subordinated Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

c.             Investment Representations.  The Subordinated Debenture Holders acknowledge and agree that all shares of Series A Preferred Stock (and Conversion Shares) and Common Stock shall be issued subject to certain investment representations of the Subordinated Debenture Holders set forth in the Securities Purchase Agreements, dated September 23, 2011, by and between the Company and each of the Subordinated Debenture Holders (the “Purchase Agreement”) and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

5.             Restricted Stock.

a.             Restricted Shares.  On the Effective Date, the Company shall issue an aggregate of 7,087,500 shares of Common Stock (the “Restricted Shares”) to Setal 11.  The Company represents and warrants to the Subordinated Debenture Holders and Setal 11 that the Exchange Common Shares and the Restricted Shares represent, in the aggregate, approximately fifty percent (50%) of the Fully Diluted Outstanding Shares of Common Stock of the Company as of the Effective Date.  The Company did not employ the treasury stock method when calculating its fully-diluted shares for the purpose of this Section 5.a.

The aggregate amount of the Setal 11 Restricted Shares shall be issued to Setal 11 as additional consideration for its commitments pursuant to the New Senior Secured Loan.  For purposes of this Section 5, the Subordinated Debenture Holders and Setal 11 may be referred to individually as a “Purchaser” and together as “Purchasers.”

b.             Legends.

i.              In order to reflect the restrictions on disposition of the Restricted Shares, the stock certificates for the 11 Restricted Shares will be endorsed with restrictive legends, including the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

ii.             If required by the authorities of any state in connection with the issuance of the shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

c.             Investment Representations.  Setal 11 acknowledges that it is aware that the Restricted Shares to be issued by the Company pursuant to this Purchase Agreement have not been registered under the Securities Act.  In this connection, Setal 11 warrants and represents to the Company as follows:

i.              Setal 11 is acquiring the Restricted Shares solely for the Setal 11’s own account for investment and not with a view to or for sale or distribution of the Restricted Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Restricted Shares or any portion thereof.

ii.             Setal 11 has heretofore discussed the Company and its plans, operations and financial condition with its officers and Setal 11 has heretofore received all such information as Setal 11 deems necessary and appropriate to enable Setal 11 to evaluate the financial risk inherent in acquiring the Restricted Shares and Setal 11 further represents and warrants that Setal 11 has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

iii.            Setal 11 realizes that the purchase of the Restricted Shares is a highly speculative investment and represents that Setal 11 is able, without impairing Setal 11’s financial condition, to hold the Restricted Shares for an indefinite period of time and to suffer a complete loss on the investment.

iv.            The Company hereby discloses to Setal 11 and Setal 11 hereby acknowledges that:

1.             the offer and issuance of the Restricted Shares have not been registered under the Securities Act, and such Restricted Shares must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act, or an exemption from such registration is available;

2.             the share certificate representing the Restricted Shares will be stamped with the legends restricting transfer specified in this Agreement; and

3.             the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

v.             Setal 11 understands that the Restricted Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and that any sale of the Restricted Shares may be made by it only in compliance with the terms and conditions of Rule 144.

vi.            Without in any way limiting any of the other provisions of this Agreement or Setal 11’s representations set forth above, Setal 11 further agrees that Setal 11 shall in no event make any disposition of all or any portion of the Restricted Shares which Setal 11 is purchasing unless and until:

1.             there is then in effect a registration statement filed under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

2.             (A) Setal 11 shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) Setal 11 shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised Setal 11 of such concurrence.

d.               “Market Stand-Off” Agreement.  In connection with any underwritten public offering of the Company’s equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, a Purchaser or a transferee of the Purchaser’s Restricted Shares, Conversion Shares or Exchange Common Shares (collectively, the “Lock-Up Shares”) shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Lock-Up Shares without the prior written consent of the Company or its managing underwriter.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter.  In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports or (b) analyst recommendations and opinions, including (without limitation) the restrictions set forth Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar rules promulgated by the Financial Industry Regulatory Authority, Inc.  In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Lock-Up Shares subject to the Market Stand-Off, or into which such Lock-Up Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In addition, if reasonably requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Purchaser or a transferee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares acquired under this Purchase Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5.g.

6.             Management Equity.

a.             Management Shares.  The Company confirms that it has issued 5,670,256 shares of Common Stock to members of its senior management (the “Management Shares”) in accordance with the Letter Agreement with Wattles Capital Management, LLC, Mark Wattles, Setals 1-6 and Setal 7, Taylor Family Trust, and Lester E. Taylor, Jr. dated February 21, 2012.  The Management Shares represent approximately ten percent (10%) of the Fully Diluted Outstanding Shares of Common Stock of the Company.  The Company did not employ the treasury stock method when calculating its fully-diluted shares for the purpose of this Section 6.a.  The Management Shares were issued pursuant to restricted stock agreements pursuant to which the Company may repurchase those Management Shares that remain Unvested Shares (as defined in the restricted stock agreements) at their original issue price upon certain events, including the termination of such employees’ continued services.

7.             Board Designees.  The Company acknowledges that the Board approved a resolution at its regularly scheduled meeting that the Board consist of five (5) members to serve for one year terms initially consisting of: (i) one (1) director designated by the Company, consisting of the Chief Executive Officer of Company, currently Alex M. Bond who shall also serve as Chairman of the Board and (ii) four (4) directors designated by Taylor, as designee of the Setal Entities, initially Timothy Rand, Gary Johnston, and Robert Y. Lee (the “Setal Representatives”), with one (1) vacancy to be filled by Taylor at a later date.  On the Effective Date, the Setal Entities and the Company entered into a Voting Agreement, substantially in the form attached hereto as Exhibit F, in which the Company agreed to nominate, and the Setal Entities agreed to approve, the directors required to fulfill the Board composition requirements of this covenant.

8.             Key Man Life Insurance.  The Company shall purchase and fund a $5,000,000, ten (10) year term life insurance policy for the Company’s Chief Executive Officer, with the Company named as sole beneficiary.

9.             Indemnification.  Subject to the provisions of this Section 9, the Company will indemnify and hold each of the Setal Entities, the Other Subordinated Debenture Holders, Taylor, and each of their its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Indemnified Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Indemnified Party under this Agreement (y) for any settlement by a Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents.

10.          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via portable document format (“PDF”) email attachment to the e-mail address set forth on the signature page(s) attached hereto prior to 5:30 p.m. (California time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via PDF email attachment to the e-mail address set forth on the signature page(s) attached hereto on a day that is not a Business Day or later than 5:30 p.m. (California time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature page(s) attached hereto or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

11.          Amendments.  This Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any party without the prior written consent of all parties to this Agreement.

12.          Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

13.          Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of Orange County, California and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

14.          Miscellaneous.

a.             The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

b.             In the event of any conflict between the terms and conditions of any Transaction Document, other than this Agreement, on the one hand, and the terms and conditions of this Agreement, on the other hand, the terms and conditions of the respective Transaction Document shall govern and control so long as such Transaction Document is in effect.

c.             This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned, by their duly authorized representatives, have executed this Amendment as of the date first above written.

U.S. DRY CLEANING SERVICES CORPORATION, a Delaware corporation

/s/ Alex M. Bond
Alex M. Bond, Chief Executive Officer

SETAL 1, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

SETAL 2, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

SETAL 3, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

SETAL 4, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

SETAL 5, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

[Signature Page — Amended and Restated Reorganization Agreement]

SETAL 6, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

SETAL 7, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

SETAL 8 TRUST

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Trustee

SETAL 9 TRUST

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Trustee

SETAL 10 TRUST

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Trustee

SETAL 11, LLC

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Member

[Signature Page — Amended and Restated Reorganization Agreement]

PARK PLACE SERVICES

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Managing Partner

TAYLOR FAMILY TRUST

/s/ Lester E. Taylor, Jr.
Lester E. Taylor, Jr., Trustee

MARTIN J. BRILL

/s/ Martin Brill

DAVID GOLUBCHICK

9961 TRUST

/s/ Timothy Rand
Timothy Rand, Trustee

15609 TRUST

/s/ Timothy Rand
Timothy Rand, Trustee

[Signature Page — Amended and Restated Reorganization Agreement]

OB/GYN INC. PSP FBO TIMOTHY RAND

/s/ Timothy Rand
Timothy Rand, Administrator

HAROLD E. & EILEEN B. KLEIN JTWROS

/s/ Harold Klein
Harold Klein

/s/ Eileen Klein
Eileen Klein

TIMOTHY & CHRISTINE RAND 1991 TRUST

/s/ Timothy Rand
Timothy Rand, Trustee

JONATHAN & KRISTEN CHAMBERS

/s/ Jonathan Chambers
Jonathan Chambers

/s/ Kristen Chambers
Kristen Chambers

[Signature Page — Amended and Restated Reorganization Agreement]

EXHIBIT A-1

OTHER SUBORDINATED DEBENTURE HOLDERS

Taylor Family Trust

Martin J. Brill

David Golubchick

9961 Trust

15609 Trust

OB/GYN Inc. PSP fbo Timothy Rand

Harold E. & Eileen B. Klein JTWROS

Timothy & Christine Rand 1991 Trust

Jonathan & Kristen Chambers

EXHIBIT A-2

SERIES A PREFERRED STOCK

Subordinated Debenture Holder	SERIES A PREFERRED SHARES
Setal 1, LLC	1,051,867
Setal 2, LLC	498,703
Setal 3, LLC	1,093,406
Setal 4, LLC	869,381
Setal 5, LLC	520,418
Setal 6, LLC	971,408
Taylor Family Trust	220,955
Martin J. Brill	91,329
David Golubchick	45,665
9961 Trust	2,283
15609 Trust	2,283
OB/GYN Inc. PSP fbo Timothy Rand	4,566
Harold E. & Eileen B. Klein JTWROS	118,210
Timothy & Christine Rand 1991 Trust	118,210
Jonathan & Kristen Chambers	11,830

EXHIBIT A-3

RESTRICTED SHARES

Subordinated Debenture Holder	Number of Restricted Shares (pre-Reverse Stock Split)
Setal 1, LLC	3,979,232
Setal 2, LLC	1,886,603
Setal 3, LLC	4,136,374
Setal 4, LLC	3,288,883
Setal 5, LLC	1,968,749
Setal 6, LLC	3,674,852
Taylor Family Trust	835,876
Martin J. Brill	345,499
David Golubchick	172,750
9961 Trust	8,638
15609 Trust	8,638
OB/GYN Inc. PSP fbo Timothy Rand	17,274
Harold E. & Eileen B. Klein JTWROS	447,190
Timothy & Christine Rand 1991 Trust	447,190
Jonathan & Kristen Chambers	44,752

EXHIBIT B

NEW SENIOR SECURED LOAN

Filed an Exhibit 10.49 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2014.

EXHIBIT C

RESTATED CERTIFICATE OF INCORPORATION

Filed an Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2014.

EXHIBIT D

INTERCREDITOR AGREEMENT

Filed an Exhibit 10.51 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2014.

EXHIBIT E-1

AMENDMENT TO ARIZONA AND RIVERSIDE LOANS

Filed an Exhibit 10.41 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2014.

EXHIBIT E-2

AMENDMENT TO NOTES

Filed an Exhibits 10.6 and 10.8 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 2, 2014.

EXHIBIT F

VOTING AGREEMENT